UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Brand Engagement Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation)	Commission File Number:	IRS Employer Identification No.:

300 Delaware Ave

Suite 210

Wilmington, DE 19801

[Registrant Address]

307-757-3650

[Registrant Telephone Number]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNAI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2025, Brand Engagement Network, Inc. (the “Company” or “BEN”) entered into a Vendor Services Project Agreement with a leading global advertising and communications agency, a unit of one of the world’s largest advertising holding companies, pursuant to a purchase order received on December 19, 2025. The Agreement provides for the development of a custom AI engagement communication solution supporting an established prescription pharmaceutical product for a top-10 global pharmaceutical client of the Agency. The identities of the Agency and pharmaceutical company remain confidential pending formal release of the AI solution.

Under the Agreement, the Company expects to recognize $250,000 in revenue during the fourth quarter of 2025, subject to performance and acceptance, for development services provided under two Statements of Work. Monthly recurring license fees, separate from the development services, are anticipated to commence in the first quarter of 2026, subject to final implementation and deployment.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network, Inc.

Date: December 29, 2025	By:	/s/ Tyler Luck
	Name:	Tyler Luck
	Title:	Acting Chief Executive Officer